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                             Exhibit 23.1

                    Consent of KPMG Peat Marwick LLP






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                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Strategic Distribution, Inc.:


We consent to incorporation by reference herein of our report dated March 10, 1995 relating to the consolidated balance sheets of Strategic Distribution, Inc. and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report on Form 10-K of Strategic Distribution, Inc.


                                                   /s/KPMG Peat Marwick LLP
                                                      KPMG Peat Marwick LLP


Stamford, Connecticut
March 5, 1996